Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of diaDexus, Inc. (formerly known as VaxGen, Inc.) of our report dated May 28, 2010, except as to the fourth paragraph in Note 1, as to which the date is October 12, 2010, relating to the financial statements of the former diaDexus, Inc. included in VaxGen, Inc.'s Current Report on Form 8-K/A filed on October 12, 2010.

/s/ PricewaterhouseCoopers LLP
San Jose, California
December 2, 2010